Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS IMPROVES FINANCIAL FLEXIBILITY AND ENHANCES BALANCE SHEET STRENGTH

Successfully Extends Covenant Waiver Period

Reaches Resolution with Special Servicer on Hilton Times Square

Addresses All Near-Term Maturities

IRVINE, CA – December 23, 2020 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the hospitality sector, announced today that it has completed a series of balance sheet enhancing transactions that include: extending the waiver period of the financial covenant tests on the Company’s $500 million undrawn revolving credit facility, $185 million of funded term loan facilities and $205 million of outstanding private placement senior notes (“Unsecured Debt Facilities”); addressing its remaining near-term maturities; providing resolution with the special servicer on the mortgage loan secured by the Hilton Times Square; and, reducing the Company’s monthly cash burn.

John Arabia, President and CEO, stated, "We are pleased to announce the second amendment of our unsecured debt agreements, extending the covenant relief period through the first quarter 2022, which will offer increased flexibility and provide the Company with the necessary near-term covenant relief and the ability to invest in acquisition opportunities that arise. We appreciate the overwhelming support from our long-standing lender and noteholder relationships, especially given the challenging environment. Additionally, we were able to further strengthen our balance sheet and address our remaining near-term maturities by reaching a resolution with the lender on the Hilton Times Square and arranging for the repayment of the mortgage secured by the Renaissance Washington DC, which we expect to have finalized by the end of the year."

Credit Facility, Term Loan and Senior Unsecured Notes Covenant Waiver Extension

The Company has successfully completed second amendments to the agreements governing its in-place Unsecured Debt Facilities. The amended Unsecured Debt Facilities extend the covenant waiver period from June 30, 2021 to March 31, 2022. Additionally, the amendments extend the modification of the required quarterly-tested financial covenants to ease compliance for four quarters following the end of the covenant waiver period. The Company will be required to maintain certain minimum liquidity thresholds until it is able to satisfy its pre-amendment financial covenants. As part of the second amendments, the Company has been granted the ability to apply the net proceeds received from the previously completed sale of the Renaissance Los Angeles Airport to repay the mortgage loan secured by the Renaissance Washington DC. The repayment of the loan will eliminate approximately $9.7 million of annual debt service and will leave the Company with only three mortgages remaining. Upon the early repayment of the loan, the Renaissance Washington DC will be added as a guarantor of the Unsecured Debt Facilities. All other financial covenants remain substantively the same as the prior amendment. The Company does not have any amounts drawn on its $500 million revolving credit facility.

Hilton Times Square Resolution

The Company has successfully executed an agreement with the holder of the mortgage loan secured by the Hilton Times Square. In exchange for a $20 million payment, the credit of approximately $3 million of restricted cash held by the noteholder, the assignment of the Company’s interest in the hotel, and the retention of certain potential employee related obligations, the Company has satisfied all outstanding debt obligations, including regular and default interest or late charges that may be assessed. Additionally, the Company expects to write off approximately $22 million of various accrued expenses related to the leasehold interest in the property, including, but not limited to, accrued taxes, payments in lieu of taxes, accrued ground rent, and accrued easement payments. The Company expects to remove the net assets and liabilities related to the hotel from its balance sheet for the period ended December 31, 2020, but may retain certain contingent liabilities until those items have been resolved.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release has interests in 17 hotels comprised of 9,017 rooms. Sunstone’s business is to acquire, own, asset manage and renovate or reposition hotels considered to be Long-Term Relevant Real Estate®, the majority of which are operated under nationally recognized brands, such as Marriott, Hilton and Hyatt. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the impact on the Company’s business of the COVID-19 global pandemic and the response of governments and the Company to the outbreak; increased risks related to employee matters, including increased employment litigation and claims for severance or other benefits tied to termination or furloughs as a result of temporary hotel suspensions or reduced hotel operations due to COVID-19; the impact on our business of existing defaults or potential defaults by us on our debt agreements or leases; general economic and business conditions, including a U.S. recession, trade conflicts and tariffs between the U.S. and its trading partners, changes in the European Union or global economic slowdown, which may diminish the desire for leisure travel or the need for business travel, as well as any type of flu or disease-related pandemic or the adverse effects of climate change, affecting the lodging and travel industry, internationally, nationally and locally; the Company’s need to operate as a REIT and comply with other applicable laws and regulations, including new laws, interpretations or court decisions that may change the federal or state tax laws or the federal or state income tax consequences of the Company’s qualification as a REIT; rising hotel operating costs due to labor costs, workers’ compensation and health-care related costs, including the impact of the Patient Protection and Affordable Care Act or its potential replacement, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates; relationships with, and the requirements and reputation of, the Company’s franchisors and hotel brands; relationships with, and the requirements, performance and reputation of, the managers of the Company’s hotels; the ground, building or airspace leases for three of the 17 Hotels the Company has interests in as of the date of this release; competition for the acquisition of hotels, and the Company’s ability to complete acquisitions and dispositions; performance of hotels after they are acquired; new hotel supply, or alternative lodging options such as timeshare, vacation rentals or sharing services such as Airbnb, in the Company’s markets, which could harm its occupancy levels and revenue at its hotels; competition from hotels not owned by the Company; the need for renovations, repositionings and other capital expenditures for the Company’s hotels; the impact, including any delays, of renovations and repositionings on hotel operations; changes in the Company’s business strategy or acquisition or disposition plans; the Company’s level of debt, including secured, unsecured, fixed and variable rate debt; financial and other covenants in the Company’s debt and preferred stock; the Company’s hotels may become impaired, or its hotels which have previously become impaired may become further impaired in the future, which may adversely affect its financial condition and results of operations; volatility in the capital markets and the effect on lodging demand or the Company’s ability to obtain capital on favorable terms or at all; potential adverse tax consequences in the event that the Company’s operating leases with its taxable REIT subsidiaries are not held to have been made on an arm’s-length basis; system security risks, data protection breaches, cyber-attacks, including those impacting the Company’s hotel managers or other third parties, and systems integration issues; other events beyond the Company’s control, including natural disasters, terrorist attacks or civil unrest; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.